EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form SB-2, for the registration of 12,231,106 shares of its common stock, of our report dated March 12, 2004 relating to the financial statements of Solomon Technologies, Inc. for the year ended December 31, 2003, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Radin, Glass & Co., LLP
Radin, Glass & Co., LLP
New York, New York
August 9, 2005